EXHIBIT 99.1

ARC GROUP WORLDWIDE, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

On September 15, 2017, ARC Group Worldwide, Inc. (“ARC” or the “Company”) completed the sale of its non-core subsidiary, General Flange & Forge LLC (“GF&F”).  The unaudited pro forma combined financial data presented herein is derived from the historical condensed consolidated financial statements of the Company and the historical financial statements of GF&F.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2017, as well as other financial information filed with the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position.    These pro forma amounts do not, therefore, project ARC’s financial position or results of operations for any future date or period.

ARC GROUP WORLDWIDE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

	ARC Group Worldwide, Inc.	Pro Forma Adjustments	Notes	ARC Group Worldwide, Inc. Pro Forma
	(Historical)
ASSETS
Current Assets:
Cash	$593	$3,000	(a)	$3,593
Accounts Receivable, Net	10,488	—		10,488
Inventories, Net	14,369	—		14,369
Prepaid and Other Current Assets	3,152	—		3,152
Current Assets of Discontinued Operations	1,452	(1,452)	(b)	—
Total Current Assets	30,054	1,548		31,602
Property and Equipment, net	41,349	—		41,349
Goodwill	6,412	—		6,412
Intangible Assets, net	19,624	—		19,624
Other	291	—		291
Long-term Assets of Discontinued Operations	1,893	(1,893)	(b)	—
Total Assets	$99,623	$(345)		$99,278

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$8,681	$—		$8,681
Accrued Expenses and Other Current Liabilities	4,438	—		4,438
Bank Borrowings, Current Portion of Long-Term Debt	1,701	—		1,701
Capital Lease Obligations, Current Portion	1,470	—		1,470
Accrued Escrow Obligations, Current Portion	1,212	—		1,212
Current Liabilities of Discontinued Operations	283	(283)	(b)	—
Total Current Liabilities	17,785	(283)		17,502
Long-Term Debt, Net of Current Portion	42,822	—		42,822
Capital Lease Obligations, Net of Current Portion	1,888	—		1,888
Accrued Escrow Obligations, Net of Current Portion	1,184	—		1,184
Other Long-Term Liabilities	1,017	—		1,017
Long-Term Liabilities of Discontinued Operations	260	—		260
Total Liabilities	64,956	(283)		64,673

Equity:
Common Stock	10	—		10
Treasury Stock	(94)	—		(94)
Additional Paid-In Capital	31,109	—		31,109
Retained Earnings	3,569	(62)	(c)	3,507
Accumulated Other Comprehensive Income	73	—		73
Total Equity	34,667	(62)		34,605
Total Liabilities and Equity	$99,623	$(345)		$99,278

See accompanying notes to these unaudited pro forma condensed combined balance sheet

ARC GROUP WORLDWIDE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1 - Basis of Presentation

The unaudited pro forma condensed combined balance sheet is based on ARC’s historical consolidated financial statements as adjusted to give effect to the disposition of General Flange & Forge LLC (“GF&F”).  The unaudited pro forma combined balance sheet as of June 30, 2017 gives effect to the GF&F disposition as if it had occurred on June 30, 2017.  No unaudited pro forma combined statement of operations is included as the transaction is already reflected as discontinued operations in the Company’s statement of operations for the year ended June 30, 2017, as disclosed in the Company’s Form 10-K.

NOTE 2 - Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the pro forma condensed combined balance sheet:

(a)	Represents the cash consideration at the closing of the transaction of $3.0 million.
(b)	Reflects the elimination of assets and liabilities attributable to GF&F and not retained by ARC Group Worldwide, Inc.
(c)

Reflects the loss of approximately $0.1 million arising from the transaction.  No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.